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                                                                     Exhibit 3.A

           AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED
                                       OF
                                GLB BANCORP, INC.

FIRST:   The name of the Corporation shall be GLB Bancorp, Inc.

SECOND: The place in the State of Ohio where the principal office of the Corporation is to be located is in the City of Mentor, Lake County.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

FOURTH: The authorized number of shares of the Corporation is Twelve Million (12,000,000) shares, of which Ten Million (10,000,000) shall be Common Shares, without par value, and Two Million (2,000,000) shall be Serial Preferred Shares, without par value.

                                  SUBDIVISION A
                PROVISIONS APPLICABLE TO SERIAL PREFERRED SHARES

                  The Serial Preferred Shares may be issued from time to time in one or more series with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereon as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series as adopted by the Board of Directors. In such resolution or resolutions (a copy of which shall be filed and recorded as required by law), the Board of Directors is also expressly authorized to fix:

                           (a) The distinctive serial designations and the
                  division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

                           (b) The annual dividend rate for the particular
                  series, and the date or dates from which dividends on all shares shall be cumulative, if dividends on shares of the particular series shall be cumulative;

                           (c) The redemption price or prices, if any, for the
                  particular series;

                           (d) The right, if any, of the holders of a particular
                  series to convert such shares into other classes of shares, and the terms and conditions of such conversions; and

                           (e) The obligation, if any, of the Corporation to
                  purchase and retire and redeem shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption or purchase account.

                  All shares of any one series of Serial Preferred Shares shall be alike in every particular and all series shall rank equally and be identical in all respects, except as they may vary with respect to the matters that the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issuance of any series of the Serial Preferred Shares.

                  In the event of liquidation, dissolution or winding up of the affairs of the Corporation, then before any distribution or payment shall have been made to the holders of the Common Shares, the holders of the Serial Preferred Shares of each series shall be entitled to be paid, or to have set apart in trust for payment, an amount from the net assets of the Corporation equal to that stated and expressed in the resolution or resolutions providing for the issuance of such series and adopted by the Board of Directors. The remaining net assets of the Corporation shall be distributed solely among the holders of the Common Shares according to their respective shares.

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                  Except as may be otherwise provided hereinafter or as may be required by applicable law, the holders of Serial Preferred Shares shall not be entitled to vote on any matters presented to shareholders:

                           (a) If, and as often as, the Corporation is in
                  default in the payment of four(4) full quarterly dividends (whether consecutive or otherwise) on any Serial Preferred Shares at the time outstanding, regardless of whether earned or declared, the holders of Serial Preferred Shares shall be entitled to one vote for each Serial Preferred Share upon all matters presented to the shareholders. The foregoing special voting rights when vested shall remain so vested until all accrued and unpaid dividends on the Serial Preferred Shares of all series then outstanding shall have been paid, whereupon the holders of Serial Preferred Shares shall be divested of their special voting rights, subject to the revesting of such special voting rights upon the event specified above;

                           (b) The affirmative vote of the holders of the Serial
                  Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Preferred Shares shall vote separately as a class, shall be necessary to effect any one or more of the following:

                                    (i) Any amendment, alteration or repeal of
                           any of the provisions of the Articles of Incorporation, as amended or amended and restated from time to time, or the Code Regulations of the Corporation that affects adversely the voting powers, rights or preferences of the holders of Serial Preferred Shares; provided, however, that, for the purpose of this clause (b)(i) only, neither the amendment of the Articles of Incorporation so as to authorize or create, or to increase the authorized or outstanding amount of Serial Preferred Shares or of any shares of any class ranking on a parity with or junior to the Serial Preferred Shares, nor the amendment of the provisions of the Code of Regulations so as to increase the number of Directors of the Corporation shall be deemed to affect adversely the voting powers, rights or preferences of the holders of Serial Preferred Shares; and provided further, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all series of Serial Preferred Shares at the time outstanding, only the affirmative vote of the holders of shares at the time outstanding of the series so affected shall be required;

                                    (ii) The authorization or creation of, or
                           the increase in the authorized amount of, any shares of any class, or any security convertible into shares of any class, ranking prior to the Serial Preferred Shares; or

                                    (iii) Unless all dividends upon all Serial
                           Preferred Shares then outstanding for all previous quarterly dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund or redemption or purchase account obligations applicable thereto shall have been complied with, the purchase or redemption (for sinking fund purposes or otherwise) of fewer than all of the Serial Preferred Shares then outstanding, except in accordance with a stock purchase offer made to all holders of record of Serial Preferred Shares.

                           (c) The affirmative vote of the holders of the Serial
                  Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Serial Preferred Shares shall vote separately as a class, shall be necessary to effect any one or more of the following:

                                    (i)(A) The sale, lease or conveyance by the
                           Corporation of all or substantially all of its property or business, or (B) the Corporation's consolidation with or merger into any other corporation, unless the corporation resulting from such consolidation or merger will, after such consolidation or merger, have no class of shares either authorized or outstanding ranking prior to

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                           or on a parity with the Serial Preferred Shares
                           except the same number of shares ranking prior to or on a parity with the Serial Preferred Shares and having the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding such consolidation or merger, and each holder of Serial Preferred Shares immediately preceding such consolidation or merger shall receive the same number of shares, with the same rights and preferences, of the resulting corporation; or

                                    (ii) The authorization of any shares ranking
                           on a parity with the Serial Preferred Shares or an increase in the authorized number of shares of Serial Preferred Shares.

                  For the purpose of this Subdivision A, whenever reference is made to shares "ranking prior to the Serial Preferred Shares" or "on a parity with the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to the distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over, or rank on an equality with (as the case may be) the rights of the holders of Serial Preferred Shares; and whenever reference is made to shares "ranking junior to the Serial Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distribution in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are junior and subordinate to the rights of the holders of Serial Preferred Shares.

                                  SUBDIVISION B
                       EXPRESS TERMS OF THE COMMON SHARES

                  The Common Shares shall be subject to the express terms of the Serial Preferred Shares and of any series thereof. Each Common Shares shall be equal to every other Common Share and the holders thereof shall have such rights as are provided by law and, except as otherwise provided herein or as required by law, shall be entitled to one vote for each whole share held by them upon all matters presented to shareholders. The Common Shares may be issued in whole or fractional shares.

FIFTH: The preemptive right to purchase additional shares or any other securities of the Corporation is expressly denied to all shareholders or securities holders of all classes. No shareholder of the Corporation shall have, as a matter of right, the preemptive right to subscribe for or purchase any securities convertible into or exchangeable for shares of any class or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares of any class.

SIXTH: The Board of Directors of the Corporation is hereby authorized to fix and determine, and to vary, the amount of working capital of the Corporation; to determine whether any, and, if any, what part of the surplus, however created or arising, shall be used or disposed of, or declared in dividends, or paid to shareholders; and without action by the shareholders, to use and apply such surplus, or any part thereof, or such part of the stated capital of the Corporation as is permitted under the provisions ofss.1701.35 of the Ohio Revised Code, or any statute of like tenor or effect which is hereinafter enacted, at any time or from time to time, in the purchase or acquisition of shares of any class, voting-trust certificates for shares, bonds, debentures, notes, script, warrants, obligations, evidences of indebtedness of the Corporation, or other securities of the Corporation, to such extent or amount and in such manner and upon such terms as the Board of Directors shall deem expedient.

SEVENTH: A director or officer of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent, or otherwise. No transaction or contract or act of the Corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer, or any firm of which any director or officer is a member, or any corporation of which any director or officer is a shareholder,

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         director, or trustee, or any trust of which any director or officer is a trustee or beneficiary, is in any way interested in such transaction or contract or act. No director or officer shall be accountable or responsible to the Corporation for or in respect to any transaction or contract or act of the Corporation or for any gains or profits directly or indirectly realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director, or trustee, or any trust of which he is a trustee or beneficiary, is interested in said transaction, contract or act; provided that, the fact that such director or officer or such firm or such corporation or such trust is so interested shall have been disclosed or shall have been known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon such contract or transaction or act shall have been taken. Any director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify, or approve any such contract or transaction or act, and any officer of the Corporation may take any action within the scope of his authority respecting such contract or transaction or act with like force and effect as if he or any firm of which he is a member, or any corporation of which he is a shareholder, director, trustee, or any trust of which he is a trustee or beneficiary, were not interested in such transaction or contract or act. Without limiting or qualifying the foregoing, if in any judicial or other inquiry, suit, cause, or proceeding, the question of whether a director or officer of the Corporation has acted in good faith is material, then notwithstanding any statute or rule of law or of equity to the contrary (if any there be), his good faith shall be presumed, in the absence of proof to the contrary by clear and convincing evidence.

EIGHTH: (1) The Corporation will indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of this Corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgements, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (2) The Corporation will indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action of suit by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee, or agent or the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of this Corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court of common pleas, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.


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         (3) To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections (1) and (2) of this article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

         (4) No indemnification under sections (1) and (2) of this article, unless ordered by a court, shall be made by the Corporation if it is determined in the specific case that indemnification of the director, trustee, officer, employee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth in sections (1) and (2) of this article. Such determination shall be made
         (a) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit or proceeding, or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, or any person to be indemnified within the past five years, or (c) by the shareholders, or (d) by the court of common pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under section (4)(a) or by independent legal counsel under section (4)(b) of this article shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the Corporation under section (2) of this article, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

         (5) Expenses, including attorneys' fees, incurred in defending any action, suit, or proceeding referred to in sections (1) and (2) of this article, shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of a written undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this article. If a majority vote of a quorum of disinterested directors so directs by resolution, said written undertaking need not be submitted to the Corporation. Such a determination that a written undertaking need not be submitted to the Corporation shall in no way affect the entitlement of indemnification as authorized by this article.

         (6) The indemnification provided by this article shall not be deemed exclusive of any other rights of which those seeking indemnification may be entitled under the articles or the regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         (7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of this Corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

         (8) As used in this section, references to "the Corporation" include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee or agent of another corporation (including a subsidiary of this Corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise shall stand in the same position under this article with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.


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         (9) The forgoing provisions of this article do not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent of this Corporation. The Corporation will indemnify such named fiduciaries of its employee benefit plans against all costs and expenses, judgements, fines, settlements or other amounts actually and reasonably incurred by or imposed upon said named fiduciary in connection with or arising out of any claim, demand, action, suit or proceeding in which the named fiduciary may be made a party by reason of being or having been a named fiduciary, to the same extent it indemnifies an agent of the Corporation. To the extent that the Corporation does not have the direct legal power to indemnify, the Corporation will contract with the named fiduciaries of its employee benefit plans to indemnify them to the same extent as noted above. The Corporation may purchase and maintain insurance on behalf of such named fiduciary covering any liability to the same extent that it contracts to indemnify.

NINTH: Notwithstanding any provision of any statute of the State of Ohio, now or hereafter in force, requiring for any purpose the vote of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the Corporation or of any class or classes of shares thereof, any action, unless otherwise expressly required by statute or by these Articles of Incorporation, may be taken by the vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.

TENTH: Shareholders of the Corporation shall not have the right to vote cumulatively in the election or removal of directors or otherwise.



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